Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY

OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ☒

THE BANK OF NEW YORK TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

Delaware	95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street, Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

Mildred Quinones-Holmes

Legal Department

The Bank of New York Trust Company, N.A.

One Wall Street, 29th Floor

New York, NY 10286

(212) 635-1889

(Name, address and telephone number of agent for service)

INTERNATIONAL COAL GROUP, INC.

(Exact name of obligor as specified in its charter)

Delaware	20-2641185
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

300 Corporate Centre Drive Scott Depot, WV	25560
(Address of principal executive offices)	(Zip code)

and the Guarantors listed on the next page

9.00% Convertible Senior Notes due 2012

and related Guarantees

(Title of the indenture securities)

GUARANTORS

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address of Principal Executive Offices
ICG, Inc.	Delaware	20-1796718	300 Corporate Centre Drive Scott Depot, WV 25560

ICG, LLC	Delaware	20-1660224	300 Corporate Centre Drive Scott Depot, WV 25560

ICG Natural Resources, LLC	Delaware	20-1619866	300 Corporate Centre Drive Scott Depot, WV 25560

ICG ADDCAR Systems, LLC	Delaware	20-1619621	300 Corporate Centre Drive Scott Depot, WV 25560

ICG Hazard, LLC	Delaware	20-1619758	300 Corporate Centre Drive Scott Depot, WV 25560

ICG Tygart Valley, LLC	Delaware	20-2977524	300 Corporate Centre Drive Scott Depot, WV 25560

ICG Beckley, LLC	Delaware	20-4048542	300 Corporate Centre Drive Scott Depot, WV 25560

ICG Eastern Land, LLC	Delaware	20-1679711	300 Corporate Centre Drive Scott Depot, WV 25560

ICG Hazard Land, LLC	Delaware	20-1679661	300 Corporate Centre Drive Scott Depot, WV 25560

ICG Knott County, LLC.	Delaware	20-1620070	300 Corporate Centre Drive Scott Depot, WV 25560

ICG East Kentucky, LLC	Delaware	20-1619961	300 Corporate Centre Drive Scott Depot, WV 25560

ICG Illinois, LLC	Delaware	20-1620272	300 Corporate Centre Drive Scott Depot, WV 25560

ICG Eastern, LLC	Delaware	20-1620152	300 Corporate Centre Drive Scott Depot, WV 25560

CoalQuest Development LLC	Delaware	20-0445769	300 Corporate Centre Drive Scott Depot, WV 25560

Anker Coal Group, Inc.	Delaware	52-1990183	300 Corporate Centre Drive Scott Depot, WV 25560

Anker Group, Inc.	Delaware	13-2961732	300 Corporate Centre Drive Scott Depot, WV 25560

Simba Group, Inc.	Delaware	55-0753900	300 Corporate Centre Drive Scott Depot, WV 25560

Hunter Ridge Coal Company	Delaware	51-0217205	300 Corporate Centre Drive Scott Depot, WV 25560

Marine Coal Sales Company	Delaware	13-3307813	300 Corporate Centre Drive Scott Depot, WV 25560

Upshur Property, Inc.	Delaware	95-4484172	300 Corporate Centre Drive Scott Depot, WV 25560

Vantrans, Inc.	Delaware	22-2093700	300 Corporate Centre Drive Scott Depot, WV 25560

Heather Glen Resources, Inc.	West Virginia	55-0746946	300 Corporate Centre Drive Scott Depot, WV 25560

King Knob Coal Co., Inc.	West Virginia	55-0488823	300 Corporate Centre Drive Scott Depot, WV 25560

Melrose Coal Company, Inc.	West Virginia	55-0746947	300 Corporate Centre Drive Scott Depot, WV 25560

Patriot Mining Company, Inc.	West Virginia	55-0550184	300 Corporate Centre Drive Scott Depot, WV 25560

New Allegheny Land Holding Company, Inc.	West Virginia	31-1568515	300 Corporate Centre Drive Scott Depot, WV 25560

Wolf Run Mining Company	West Virginia	55-0699931	300 Corporate Centre Drive Scott Depot, WV 25560

Juliana Mining Company, Inc.	West Virginia	55-0568083	300 Corporate Centre Drive Scott Depot, WV 25560

Hawthorne Coal Company, Inc.	West Virginia	55-0742562	300 Corporate Centre Drive Scott Depot, WV 25560

Vindex Energy Corporation	West Virginia	55-0753903	300 Corporate Centre Drive Scott Depot, WV 25560

Anker Power Services, Inc.	West Virginia	55-0700346	300 Corporate Centre Drive Scott Depot, WV 25560

Bronco Mining Company, Inc.	West Virginia	22-2094405	300 Corporate Centre Drive Scott Depot, WV 25560

White Wolf Energy, Inc.	Virginia	54-1867395	300 Corporate Centre Drive Scott Depot, WV 25560

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency – United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 which is incorporated by reference).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948 which is incorporated by reference).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948 which is incorporated by reference).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948 which is incorporated by reference).

5.	Not applicable.

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948 which is incorporated by reference).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 9th day of October, 2007.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/s/ D.G. Donovan
D.G. Donovan
Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business June 30, 2007, published in accordance with Federal regulatory authority instructions.

		Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		9,835
Interest-bearing balances		0
Securities:
Held-to-maturity securities		42
Available-for-sale securities		114,959
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		50,000
Securities purchased under agreements to resell		89,000
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading assets		0
Premises and fixed assets (including capitalized leases)		12,013
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		0
Not applicable
Intangible assets:
Goodwill		923,997
Other Intangible Assets		262,780
Other assets		142,822

Total assets		$1,605,448

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LIABILITIES
Deposits:
In domestic offices		2,255
Noninterest-bearing	2,255
Interest-bearing	0
Not applicable Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)		143,691
Not applicable		0
Not applicable
Subordinated notes and debentures
Other liabilities		165,588
Total liabilities		311,534
Minority interest in consolidated subsidiaries		0

EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,121,520
Retained earnings		171,493
Accumulated other comprehensive income		-99
Other equity capital components		0
Total equity capital		1,293,914

Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)		1,605,448

I, Karen Bayz, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz	)	Vice President

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President Frank P. Sulzberger, MD Michael F. McFadden, MD	) ) )	Directors (Trustees)

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